EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Alane Moran
(206) 272-6850
a.moran@f5.com
F5 Networks Announces Results for Second Quarter of Fiscal 2008
21st consecutive quarter of sequential revenue growth
SEATTLE, WA—April 23, 2008—F5 Networks, Inc. (NASDAQ:FFIV) announced revenue of $159.1 million for the second quarter of fiscal 2008, up 3 percent from $154.2 million in the prior quarter and 25 percent from $127.6 million in the second quarter of fiscal 2007.
GAAP net income was $17.7 million ($0.21 per diluted share), compared to $17.8 million ($0.21 per diluted share) in the prior quarter and $20.0 million ($0.24 per diluted share) in the second quarter a year ago.
Non-GAAP net income was $28.9 million ($0.35 per diluted share), compared to $28.8 million ($0.33 per diluted share) in the prior quarter and $29.2 million ($0.34 per diluted share) in the second quarter of fiscal 2007.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“Overall, F5 achieved solid results in both our core application delivery controller business and our recently acquired storage virtualization business,” said John McAdam, F5 president and chief executive officer. “Application delivery controller revenue grew sequentially in Q2 and was up 19% from Q2 a year ago. Revenue from ARX, our line of storage virtualization products, also grew sequentially, up 5 percent from the prior quarter.”
McAdam said the company’s core business grew despite unexpected weakness in Japan. “In what has historically been Japan’s strongest quarter, Japan revenue was down sequentially from Q1. US Federal and Telco revenue also came in below our expectations. However, excluding Federal and Telco, North American revenue was up sequentially from the prior quarter. In addition, we saw continuing strength in EMEA, where revenue grew 9 percent sequentially, and APAC, where revenue increased 23 percent from Q1.

“In its first full quarter, sales of VIPRION, our chassis-based application delivery controller, were in line with our expectations, and demand continues to build during the current quarter. VIPRION’s scalability, high performance, and rich functionality address the massive throughput requirements of large internet service and information providers that are struggling to keep pace with growing numbers of users and the increasing volume and complexity of online content. With a growing pipeline and an increasing number of customer evaluations, VIPRION appears to be gaining traction and promises to be a significant driver of our core business,” McAdam said.
Reflecting high marks on the company’s most recent customer survey, services revenue continued to grow at a healthy pace in the second quarter. In addition, deferred revenue, consisting primarily of unamortized service revenue, grew 11 percent from the prior period to $122.6 million.
Cash flow from operations was $36.9 million during the quarter, and after repurchasing $100 million of F5 shares, the company ended the quarter with $450 million in cash and investments.
Although management remains confident in the company’s ability to achieve sequential revenue growth, McAdam said current economic weakness could slow the company’s growth in the third quarter, ending June 30, 2008. Accordingly, management has set a revenue goal of $160 million to $162 million with a GAAP earnings target of $0.21 to $0.22 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.34 to $0.35 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	June, 2008
Reconciliation of Expected Non-GAAP Third Quarter Earnings	Low	High

Net income	$17.3	$18.1
Stock-based compensation expense, net of tax	10.6	10.6

Pro forma net income excluding stock-based compensation expense	$27.9	$28.7

Net income per share — diluted	$0.21	$0.22

Pro forma net income per share — diluted	$0.34	$0.35

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast and available for everyone, helping organizations get the most out of their investment. By adding intelligence and manageability into the network to offload applications, F5 optimizes applications and allows them to work faster and consume fewer resources. F5’s extensible architecture intelligently integrates application optimization, protects the application and the network, and delivers application reliability-all on one universal platform. Over 16,000 organizations and service providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
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F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$142,756	$54,296
Short-term investments	188,622	204,169
Accounts receivable, net of allowances of $4,491 and $3,161	101,797	91,774
Inventories	8,577	10,672
Deferred tax assets	5,517	5,305
Other current assets	29,295	20,434

Total current assets	476,564	386,650

Restricted cash	3,974	3,959
Property and equipment, net	40,716	36,024
Long-term investments	118,355	216,366
Deferred tax assets	39,185	38,036
Goodwill	231,968	233,997
Other assets, net	27,217	29,256

Total assets	$937,979	$944,288

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$22,535	$25,525
Accrued liabilities	39,231	39,990
Deferred revenue	99,472	87,895

Total current liabilities	161,238	153,410

Other long-term liabilities	9,013	7,679
Deferred revenue, long-term	23,145	12,622

Total long-term liabilities	32,158	20,301

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 81,227 and 84,379 shares issued and outstanding	539,566	598,436
Accumulated other comprehensive loss	(3,184)	(564)
Retained earnings	208,201	172,705

Total shareholders’ equity	744,583	770,577

Total liabilities and shareholders’ equity	$937,979	$944,288

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
Net revenues
Products	$112,148	$96,126	$222,353	$188,188
Services	46,993	31,479	90,972	59,447

Total	159,141	127,605	313,325	247,635

Cost of net revenues
Products	24,969	20,425	49,658	39,641
Services	11,719	8,390	22,269	15,698

Total	36,688	28,815	71,927	55,339

Gross Profit	122,453	98,790	241,398	192,296

Operating expenses
Sales and marketing	58,053	43,177	116,231	82,232
Research and development	26,418	17,086	50,750	31,625
General and administrative	14,484	12,867	27,910	25,685

Total	98,955	73,130	194,891	139,542

Income from operations	23,498	25,660	46,507	52,754
Other income, net	5,589	7,230	11,721	13,661

Income before income taxes	29,087	32,890	58,228	66,415
Provision for income taxes	11,342	12,934	22,732	24,106

Net Income	$17,745	$19,956	$35,496	$42,309

Net income per share — basic	$0.21	$0.24	$0.42	$0.51
Weighted average shares — basic	82,974	82,834	83,919	82,444

Net income per share — diluted	$0.21	$0.24	$0.42	$0.50
Weighted average shares — diluted	83,805	84,780	85,018	84,488

Non-GAAP Financial Measures

Net income as reported	$17,745	$19,956	$35,496	$42,309
Stock-based compensation expense, net of tax (2)	11,198	9,268	22,273	16,209

Net income excluding stock-based compensation	$28,943	$29,224	$57,769	58,518

Net income per share excluding stock-based compensation (non-GAAP) — diluted	$0.35	$0.34	$0.68	$0.69

Weighted average shares — diluted	83,805	84,780	85,018	84,488

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,051	$584	$2,105	$1,193
Sales and marketing	6,161	4,400	12,592	7,838
Research and development	4,118	2,651	8,104	4,979
General and administrative	4,337	4,070	8,202	6,425
Tax effect of stock based compensation	(4,469)	(2,437)	(8,730)	(4,226)

	11,198	9,268	22,273	16,209

(2)	Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” using the attribution method for recognizing compensation expense.

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as costs of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities and Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited, because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations, when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.